EXHIBIT 23.1

Consent of Grant Thornton LLP (included in Exhibit 5.1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 15, 2022, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Surgalign Holdings, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2021, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ Grant Thornton

Chicago, Illinois

June 29, 2022